Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces

10% Increase in Second Quarter 2017 Earnings and 43% Increase in 2017 Year-to-Date Earnings

Dunmore, Pa., July 28, 2017/Globe Newswire/—FNCB Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), reported net income of $1.792 million, or $0.11 per basic and diluted share, for the second quarter of 2017, an increase of $167 thousand, or 10.3%, compared to net income of $1.625 million, or $0.10 per basic and diluted share, for the same quarter of 2016. Net income for the six months ended June 30, 2017 increased $1.2 million, or 42.9%, to $4.0 million, or $0.24 per basic and diluted share, from $2.8 million, or $0.17 per basic and diluted share, for the comparable six-month period of 2016. Year-to-date earnings were impacted favorably by a reduction in the provision for loan and lease losses, coupled with higher net interest income and non-interest income. Annualized return on average assets was 0.65% and 0.71%, respectively, for the three and six months ended June 30, 2017, compared to 0.60% and 0.51%, for the respective periods of 2016. Annualized return on average equity was 7.60% and 8.66%, respectively, for the three- and six-month periods ended June 30, 2017, compared to 7.12% and 6.15%, respectively, for the comparable periods in 2016. Dividends declared and paid were $0.03 for the second quarter of 2017 and $0.06 per share for the year-to-date period of 2017, which represented a 50.0% increase compared to $0.02 per share and $0.04 per share, respectively, for the three and six months ended June 30, 2016. Year-to-date dividends declared and paid represented a 1.5% annualized return to shareholders based on the closing stock price of $7.80 per share at June 30, 2017.

Performance Highlights:

●	5.2% increase in tax-equivalent net interest income, comparing the second quarters of 2017 and 2016;
●	Tax-equivalent net interest margin increases 14 basis points comparing the second and first quarters of 2017;
●	Year over year growth in total deposits of $96.9 million, or 11.6%;
●	Closing stock price increases $2.20 per share, or 39.3%, year over year;
●	Tier I leverage ratio improved 68 basis points, or 9.3% comparing June 30, 2017 and 2016;
●	Implemented comprehensive branch network improvement program.

“FNCB posted a profitable second quarter fueled by higher net interest and non-interest income and stabilized non-interest expense levels,” stated Gerard A. Champi, President and Chief Executive Officer. “In addition, commercial and retail sales initiatives in 2017, as well as our newly opened loan production office in the Lehigh Valley, have led to strong growth in both loans and deposits in the second quarter of 2017,” continued Mr. Champi. “During the second quarter, we announced a comprehensive branch network improvement program focused on strengthening, better positioning and expanding market coverage, while creating greater efficiency within our organization. As part of this program, we consolidated two branches located in Honesdale, Wayne County, Pennsylvania during the second quarter. As this program continues to unfold over the next two years, we are committed to delivering an unsurpassed level of service to our customers and community, as well as improving the overall customer experience throughout our branch network,” concluded Mr. Champi.

Summary Results for the Three and Six Months Ended June 30, 2017

Tax-equivalent net interest income was $8.2 million for the second quarter, an increase of $0.4 million, or 5.2%, from $7.8 million for the same quarter of 2016. Similarly, tax-equivalent net interest income for the six months ended June 30, 2017 increased $0.8 million, or 5.2% compared to $16.3 million compared to $15.5 million for the same six-month period of 2016. The improvement for both the quarter and year-to-date periods primarily reflected higher yields earned on and growth in average earning assets, coupled with reduced reliance on borrowed funds. Tax-equivalent earning asset yields improved 10 basis points for the second quarter and 2 basis points for the six months ended June 30, 2017 over the same periods of 2016. Average earning assets grew $28.5 million, or 2.9%, and $43.2 million, or 4.3%, comparing the quarter and year-to-date periods ended June 30, 2017 and 2016, respectively. Strong growth in lower-costing interest-bearing demand and savings accounts resulted in reduced reliance on higher-costing Federal Home Loan Bank of Pittsburgh (“FHLB”) advances, which provided for relatively stable funding costs despite upward movements in short-term interest rates. Comparing the three months ended June 30, 2017 and 2016, average interest-bearing deposits increased $58.1 million, or 8.0%, while average borrowed funds decreased $44.9 million, or 38.3%. For the six months ended June 30, interest-bearing deposits averaged $795.8 million in 2017, an increase of $70.3 million, or 9.7%, compared to $725.5 million in 2016. Conversely, borrowed funds averaged $75.3 million for the six months ended June 30, 2017, a decrease of $40.0 million, or 34.7%, from $115.3 million averaged for the same period of 2016. Comparing the three months and six months ended June 30, 2017 and 2016, FNCB’s cost of funds increased only 3 basis points and 1 basis point, respectively. The tax-equivalent net interest margin for second quarter 2017 was 3.21%, a 14-basis point improvement from the first quarter of 2017, and 7 basis points higher than the second quarter of 2016.

Non-interest income totaled $2.0 million for the three months ended June 30, 2017, compared to $2.1 million for the comparable period of 2016. For the six months ended June 30, 2017, non-interest income amounted to $3.6 million, an increase of $0.2 million, or 4.9%, compared to $3.4 million for the same period of 2016. The year-to-date improvement resulted primarily from increases in net gains realized on the sales of other real estate owned, other repossessed assets and Small Business Administration guaranteed loans.

For the three months ended June 30, 2017, non-interest expense totaled $6.9 million, a decrease of $0.1 million, or 1.2%, from $7.0 million for the same three months of 2016. Comparing the six months ended June 30, 2017 and 2016, non-interest expense levels remained stable, increasing only $39 thousand, or 0.3%. Fluctuations within non-interest expense for the year-to-date periods included higher occupancy and equipment expenses associated with long-term delivery system planning and valuation adjustments for properties held in other real estate owned. These increases were almost entirely mitigated by reductions in salaries and employee benefits, legal and professional fees, and regulatory assessments.

Asset Quality

Total non-performing loans increased $1.8 million to $3.7 million at June 30, 2017 from $1.9 million at March 31, 2017 and $0.9 million from $2.7 million at June 30, 2016. The increase was primarily attributable to one commercial relationship that was modified under a troubled debt restructuring and placed on nonaccrual status. The ratio of non-performing loans to total loans was 0.50% at June 30, 2017, compared to 0.27% at March 31, 2017 and 0.37% at June 30, 2016. Despite the increase in non-performing loans, FNCB’s asset quality compared favorably to the peer average of 0.65% at March 31, 2017, the most recent data reported for FDIC-insured banks having assets between $1.0 billion and $3.0 billion. The allowance for loan and lease losses as a percentage of gross loans was 1.16% at June 30, 2017 and March 31, 2017 versus 1.17% at June 30, 2016.

Financial Condition

Total assets decreased $87.9 million, or 7.4%, to $1.107 billion at June 30, 2017 from $1.195 billion at December 31, 2016. The change in total assets primarily reflected a $82.4 million, or 8.1%, reduction in total deposits, which was the primary factor leading to a corresponding decrease of $86.3 million in cash and cash equivalents. Investment securities increased $5.0 million, to $277.6 million at June 30, 2017 from $272.7 million at December 31, 2016. Loans, net of unearned income, which decreased $15.8 million from $734.3 million at December 31, 2016 to $718.5 million at March 31, 2017, rebounded $14.7 million to $733.1 million at June 30, 2017 due to commercial and retail sales initiatives. The decrease in total deposits was primarily attributable to cyclical net outflows of public funds, coupled with the anticipated exit of short-term funds received at the end of 2016 related to the sale of a municipal utility company. Despite the decrease in deposits from year-end 2016, totaled deposits increased $9.4 million from $923.4 million at March 31, 2017 to $732.8 million at June 30, 2017. In addition, total deposits increased $96.9 million, or 11.6% to $932.7 million at the end of the second quarter of 2017 compared to $835.8 million at June 30, 2016. The higher levels of deposits allowed FNCB to reduce FHLB of Pittsburgh advances by $13.6 million to $44.9 million at June 30, 2017 from $58.5 million at December 31, 2016.

Total shareholders’ equity increased $6.4 million, or 7.1%, to $96.5 million at June 30, 2017 from $90.1 million at December 31, 2016. The capital improvement resulted primarily from net income of $4.0 million, coupled with a $2.7 million increase in the accumulated other comprehensive income, from the appreciation in the fair value of available-for-sale securities, net of tax effects.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 18 branch offices and Allentown-based Limited Purpose Banking Office. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.

FNCB Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2017	2017	2016	2016	2016
Per share data:
Net income (fully diluted)	$0.11	$0.13	$0.09	$0.12	$0.10
Cash dividends declared	$0.03	$0.03	$0.03	$0.02	$0.02
Book value	$5.76	$5.58	$5.42	$5.81	$5.76
Tangible book value	$5.76	$5.58	$5.42	$5.81	$5.75
Market value:
High	$8.13	$7.50	$6.30	$6.00	$6.12
Low	$6.35	$6.05	$5.00	$4.75	$5.50
Close	$7.80	$6.37	$6.05	$5.00	$5.60
Common shares outstanding	16,757,963	16,692,314	16,645,845	16,614,856	16,586,868

Selected ratios:
Annualized return on average assets	0.65%	0.78%	0.55%	0.73%	0.60%
Annualized return on average shareholders' equity	7.60%	9.77%	6.43%	8.46%	7.12%
Efficiency ratio	72.81%	74.08%	77.25%	70.96%	77.78%
Tier I leverage ratio	7.99%	7.55%	7.53%	7.52%	7.31%
Total risk-based capital to risk-adjusted assets	12.53%	12.38%	12.06%	12.37%	12.00%
Average shareholders' equity to average total assets	8.49%	7.97%	8.50%	8.63%	8.40%
Yield on earning assets (FTE)	3.66%	3.47%	3.53%	3.58%	3.56%
Cost of funds	0.53%	0.48%	0.49%	0.52%	0.50%
Net interest spread (FTE)	3.13%	2.99%	3.03%	3.06%	3.06%
Net interest margin (FTE)	3.21%	3.07%	3.11%	3.14%	3.14%
Total delinquent loans/total loans	0.94%	0.75%	0.81%	0.72%	0.74%
Allowance for loan and lease losses/total loans	1.16%	1.16%	1.15%	1.17%	1.17%
Non-performing loans/total loans	0.50%	0.27%	0.31%	0.33%	0.37%
Annualized net (recoveries) charge-offs/average loans	0.14%	(0.20% )	0.20%	(0.09% )	0.26%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	Jun 30,
(in thousands, except share data)	2017	2016
Interest income
Interest and fees on loans	$14,288	$14,001
Interest and dividends on securities
U.S. government agencies	1,750	1,830
State and political subdivisions, tax-free	35	21
State and political subdivisions, taxable	1,800	1,159
Other securities	127	190
Total interest and dividends on securities	3,712	3,200
Interest on interest-bearing deposits in other banks	122	6
Total interest income	18,122	17,207
Interest expense
Interest on deposits	1,570	1,305
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	261	315
Interest on subordinated debentures	226	318
Interest on junior subordinated debentures	142	118
Total interest on borrowed funds	629	751
Total interest expense	2,199	2,056
Net interest income before (credit) provision for loan and lease losses	15,923	15,151
(Credit) provision for loan and lease losses	(57)	1,092
Net interest income after (credit) provision for loan and lease losses	15,980	14,059
Non-interest income
Deposit service charges	1,419	1,418
Net gain on the sale of securities	971	960
Net gain on the sale of mortgage loans held for sale	135	139
Net gain on the sale of SBA guaranteed loans	56	-
Net gain on the sale of other repossessed assets	47	-
Net gain (loss) on the sale of other real estate owned	57	(3)
Loan-related fees	156	202
Income from bank-owned life insurance	270	289
Other	482	420
Total non-interest income	3,593	3,425
Non-interest expense
Salaries and employee benefits	6,822	7,103
Occupancy expense	1,173	822
Equipment expense	906	848
Data processing expense	996	1,017
Regulatory assessments	337	430
Bank shares tax	510	493
Expense of other real estate owned	328	240
Legal expense	92	206
Professional fees	456	559
Insurance expense	253	253
Other operating expenses	1,995	1,858
Total non-interest expense	13,868	13,829
Income before income taxes	5,705	3,655
Income tax expense	1,716	887
Net income	$3,989	$2,768

Income per share
Basic	$0.24	$0.17
Diluted	$0.24	$0.17

Cash dividends declared per common share	$0.06	$0.04
Weighted average number of shares outstanding:
Basic	16,687,389	16,534,464
Diluted	16,704,056	16,537,108

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2017	2017	2016	2016	2016
Interest income
Interest and fees on loans	$7,250	$7,038	$7,066	$7,156	$7,032
Interest and dividends on securities
U.S. government agencies	850	900	879	848	900
State and political subdivisions, tax-free	12	23	16	9	11
State and political subdivisions, taxable	978	822	740	675	624
Other securities	61	66	56	69	94
Total interest and dividends on securities	1,901	1,811	1,691	1,601	1,629
Interest on interest-bearing deposits in other banks	32	90	19	8	2
Total interest income	9,183	8,939	8,776	8,765	8,663
Interest expense
Interest on deposits	826	744	721	704	663
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	130	131	123	157	167
Interest on subordinated debentures	114	112	145	162	159
Interest on junior subordinated debentures	73	69	67	62	61
Total interest on borrowed funds	317	312	335	381	387
Total interest expense	1,143	1,056	1,056	1,085	1,050
Net interest income before provision (credit) for loan and lease losses	8,040	7,883	7,720	7,680	7,613
Provision (credit) for loan and lease losses	421	(478)	295	(234)	396
Net interest income after provision (credit) for loan and lease losses	7,619	8,361	7,425	7,914	7,217
Non-interest income
Deposit service charges	728	691	735	739	717
Net gain on the sale of securities	693	278	-	-	857
Net gain on the sale of mortgage loans held for sale	110	25	102	99	71
Net (loss) gain on the sale of other repossessed assets	(10)	57	-	-	-
Net gain on the sale of SBA guaranteed loans	56	-	-	51	-
Net gain on the sale of other real estate owned	6	51	20	32	2
Loan-related fees	65	91	152	85	95
Income from bank-owned life insurance	135	135	126	137	143
Other	240	242	263	237	209
Total non-interest income	2,023	1,570	1,398	1,380	2,094
Non-interest expense
Salaries and employee benefits	3,298	3,524	3,954	3,263	3,589
Occupancy expense	586	587	476	479	329
Equipment expense	446	460	455	429	425
Data processing expense	509	487	475	505	494
Regulatory assessments	164	173	100	199	193
Bank shares tax	252	258	90	253	252
Expense of other real estate owned	288	40	74	95	194
Legal expense	24	68	77	79	86
Professional fees	180	276	245	157	272
Insurance expense	128	125	132	131	125
Other operating expenses	1,065	930	1,085	963	1,066
Total non-interest expense	6,940	6,928	7,163	6,553	7,025
Income before income taxes	2,702	3,003	1,660	2,741	2,286
Income tax expense	910	806	136	724	661
Net income	$1,792	$2,197	$1,524	$2,017	$1,625

Income per share
Basic	$0.11	$0.13	$0.09	$0.12	$0.10
Diluted	$0.11	$0.13	$0.09	$0.12	$0.10

Cash dividends declared per common share	$0.03	$0.03	$0.03	$0.02	$0.02
Weighted average number of shares outstanding:
Basic	16,716,899	16,657,551	16,621,467	16,593,811	16,549,169
Diluted	16,736,995	16,670,788	16,621,467	16,593,811	16,553,636

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2017	2017	2016	2016	2016
Assets
Cash and cash equivalents:
Cash and due from banks	$24,169	$23,571	$20,562	$24,558	$15,847
Interest-bearing deposits in other banks	1,991	3,154	91,883	32,778	1,825
Total cash and cash equivalents	26,160	26,725	112,445	57,336	17,672
Securities available for sale, at fair value	277,618	284,965	272,676	263,475	262,190
Stock in Federal Home Loan Bank of Pittsburgh at cost	2,282	2,678	3,311	2,741	5,219
Loans held for sale	617	563	596	185	563
Loans, net of net deferred costs and unearned income	733,141	718,450	734,279	729,662	733,720
Allowance for loan and lease losses	(8,469)	(8,306)	(8,419)	(8,490)	(8,559)
Net loans	724,672	710,144	725,860	721,172	725,161
Bank premises and equipment, net	10,715	10,914	10,784	10,615	10,793
Accrued interest receivable	2,784	2,950	2,757	2,736	2,511
Bank-owned life insurance	30,203	30,068	29,933	29,807	29,670
Other real estate owned	1,183	1,352	2,048	2,065	1,628
Other assets	31,226	33,526	34,965	31,455	32,131
Total assets	$1,107,460	$1,103,885	$1,195,375	$1,121,587	$1,087,538

Liabilities
Deposits:
Demand (non-interest-bearing)	$147,878	$156,901	$173,702	$157,119	$144,082
Interest-bearing	784,872	766,525	841,437	773,840	691,751
Total deposits	932,750	923,426	1,015,139	930,959	835,833
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	44,903	56,632	58,537	58,837	120,771
Subordinated debentures	10,000	10,000	10,000	14,000	14,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	65,213	76,942	78,847	83,147	145,081
Accrued interest payable	235	225	242	294	311
Other liabilities	12,797	10,107	11,000	10,614	10,813
Total liabilities	1,010,995	1,010,700	1,105,228	1,025,014	992,038

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,947	20,865	20,807	20,768	20,734
Additional paid-in capital	63,076	62,841	62,593	62,381	62,210
Retained earnings	11,517	10,228	8,531	7,506	5,820
Accumulated other comprehensive income (loss)	925	(749)	(1,784)	5,918	6,736
Total shareholders' equity	96,465	93,185	90,147	96,573	95,500
Total liabilities and shareholders’ equity	$1,107,460	$1,103,885	$1,195,375	$1,121,587	$1,087,538

FNCB Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2017	2017	2016	2016	2016
Interest income
Loans:
Loans - taxable	$6,932	$6,701	$6,767	$6,809	$6,674
Loans - tax-free	482	511	453	526	542
Total loans	7,414	7,212	7,220	7,335	7,216
Securities:
Securities, taxable	1,889	1,788	1,675	1,592	1,618
Securities, tax-free	18	35	24	14	17
Total interest and dividends on securities	1,907	1,823	1,699	1,606	1,635
Interest-bearing deposits in other banks	32	90	19	8	2
Total interest income	9,353	9,125	8,938	8,949	8,853
Interest expense
Deposits	826	744	721	704	663
Borrowed funds	317	312	335	381	387
	1,143	1,056	1,056	1,085	1,050
Net interest income	$8,210	$8,069	$7,882	$7,864	$7,803

Average balances
Earning assets:
Loans:
Loans - taxable	$685,426	$683,518	$687,225	$688,038	$682,642
Loans - tax-free	40,190	43,822	41,081	47,620	48,131
Total loans	725,616	727,340	728,306	735,658	730,773
Securities:
Securities, taxable	284,133	281,712	267,634	257,431	260,835
Securities, tax-free	1,105	2,571	1,664	905	1,090
Total securities	285,238	284,283	269,298	258,336	261,925
Interest-bearing deposits in other banks	12,676	39,520	15,727	6,448	2,347
Total interest-earning assets	1,023,530	1,051,143	1,013,331	1,000,442	995,045
Non-earning assets	90,672	92,368	95,322	99,010	97,271
Total assets	$1,114,202	$1,143,511	$1,108,653	$1,099,452	$1,092,316
Interest-bearing liabilities:
Deposits	$783,672	$807,981	$775,565	$737,431	$725,552
Borrowed funds	72,347	78,306	78,780	103,821	117,229
Total interest-bearing liabilities	856,019	886,287	854,345	841,252	842,781
Demand deposits	152,974	155,010	149,008	152,319	146,622
Other liabilities	10,633	11,045	11,029	11,006	11,125
Shareholders' equity	94,576	91,169	94,271	94,875	91,788
Total liabilities and shareholders' equity	$1,114,202	$1,143,511	$1,108,653	$1,099,452	$1,092,316

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.05%	3.92%	3.94%	3.96%	3.91%
Interest and fees on loans - tax-free	4.80%	4.66%	4.41%	4.42%	4.50%
Total loans	4.09%	3.97%	3.97%	3.99%	3.95%
Securities:
Securities, taxable	2.66%	2.54%	2.50%	2.47%	2.48%
Securities, tax-free	6.51%	5.42%	5.83%	6.03%	6.11%
Total securities	2.67%	2.56%	2.52%	2.49%	2.50%
Interest-bearing deposits in other banks	1.01%	0.91%	0.48%	0.50%	0.34%
Total earning assets	3.66%	3.47%	3.53%	3.58%	3.56%
Interest-bearing liabilities:
Interest on deposits	0.42%	0.37%	0.37%	0.38%	0.37%
Interest on borrowed funds	1.75%	1.59%	1.70%	1.47%	1.32%
Total interest-bearing liabilities	0.53%	0.48%	0.49%	0.52%	0.50%
Net interest spread	3.13%	2.99%	3.03%	3.06%	3.06%
Net interest margin	3.21%	3.07%	3.11%	3.14%	3.14%

FNCB Bancorp, Inc.

Asset Quality Data

	June 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2017	2017	2016	2016	2016
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$3,681	$1,922	$2,234	$2,416	$2,739
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	3,681	1,922	2,234	2,416	2,739
Other real estate owned (OREO)	1,183	1,352	2,048	2,065	1,628
Other non-performing assets	1,900	2,006	2,160	260	-
Total non-performing assets	$6,764	$5,280	$6,442	$4,741	$4,367

Accruing TDRs	$9,306	$8,775	$4,176	$4,106	$4,043

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,306	$8,419	$8,490	$8,559	$8,635
Loans charged-off	465	297	572	189	709
Recoveries of charged-off loans	207	662	206	354	237
Net charge-offs (recoveries)	258	(365)	366	(165)	472
Provision (credit) for loan and lease losses	421	(478)	295	(234)	396
Ending balance	$8,469	$8,306	$8,419	$8,490	$8,559